News Release

Ryder Reports First Quarter 2026 Results
Delivers solid results and raises full-year 2026 earnings outlook;
On track to deliver $70 million of benefits from execution on strategic initiatives

First Quarter 2026 Highlights
•GAAP EPS from continuing operations of $2.34, up 2% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $2.54, up 3% from prior year, reflects share repurchases, partially offset by lower earnings
•Total revenue of $3.1 billion, consistent with prior year
•Operating revenue (non-GAAP) of $2.6 billion, consistent with prior year

Full Year 2026 Forecast
•ROE (non-GAAP) unchanged at 17% - 18%
•Comparable EPS (non-GAAP) increased to $14.05 - $14.80
•Operating revenue (non-GAAP) growth remains at 3%, primarily driven by SCS
•Net cash provided by operating activities from continuing operations remains at $2.7 billion and free cash flow (non-GAAP) unchanged at $700 million - $800 million

MIAMI, April 23, 2026 – Ryder System, Inc. (NYSE: R) reported results for the three months ended March 31 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2026	2025	2026	2025	2026	2025
Continuing operations (GAAP)	$118	134	$93	98	$2.34	2.29
Comparable (non-GAAP)	$128	142	$101	106	$2.54	2.46

Total and operating revenue for the three months ended March 31 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2026	2025	Change	2026	2025	Change
Total	$3,126	3,131	—%	$2,573	2,557	1%
Fleet Management Solutions (FMS)	$1,461	1,447	1%	$1,265	1,260	—%
Supply Chain Solutions (SCS)	$1,360	1,331	2%	$1,029	1,000	3%
Dedicated Transportation Solutions (DTS)	$553	602	(8)%	$438	460	(5)%

CEO Comment

“The Ryder team delivered solid first quarter results that exceeded our expectations,” says Ryder Chief Executive Officer John Diez. “Outperformance was driven by used vehicle sales results in FMS. Our results continue to demonstrate the earnings power and resiliency of our transformed business model.

“We’re encouraged by the positive momentum in contractual sales, with record sales performance continuing in SCS and stronger sales in FMS and DTS. We also experienced improving trends in used vehicle sales, and rental demand reflected historical seasonal patterns.

“Year-over-year earnings growth in FMS was driven primarily by higher contractual results, reflecting benefits from our ongoing execution on strategic initiatives. SCS delivered another quarter of strong earnings performance, although results were down relative to a record quarter in the prior year. DTS continued to be impacted by a lower fleet count due to a prolonged freight downturn.

“We remain confident that Ryder will benefit from a meaningful earnings uplift by the next cycle peak, with the largest impact expected in our transactional rental and used vehicle sales businesses.

“The structural changes embedded in our transformed model are enabling the business to deliver solid ROE of 17% in the current environment. In addition, the earnings power of our high-quality contractual portfolio continues to generate higher operating cash flow and increased capital deployment capacity, enabling us to fund profitable growth while returning capital to shareholders.”

First Quarter 2026 Segment Review

Fleet Management Solutions: Earnings Growth Driven by Contractual Business Performance

(In millions)	1Q26	1Q25	Change
Total Revenue	$1,461	1,447	1%
Operating Revenue (1)	$1,265	1,260	—%

Earnings Before Tax (EBT)	$99	94	6%
EBT as a % of total revenue	6.8%	6.5%	30 bps
EBT as a % of operating revenue (1)	7.9%	7.5%	40 bps
	7.9%	7.5%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue increased 1% and operating revenue remained unchanged
◦Total revenue reflected higher fuel pricing passed through to customers
◦Operating revenue was consistent with prior year as contractual revenue growth was offset by lower rental demand
•FMS EBT of $99 million
◦Strategic initiatives continued to benefit ChoiceLease performance
◦Used vehicle sales results reflected improving market conditions
◦Used tractor pricing increased 6% and truck pricing decreased 5% from prior year; sequentially from fourth quarter of 2025, used tractor and truck pricing decreased 3% and 4%, respectively, due to a lower retail sales mix, as tractor and truck retail pricing remained stable
◦Rental power-fleet utilization was 68% compared to 66% in the prior year, on a 13% smaller average fleet

Supply Chain Solutions: Earnings Primarily Reflect Lower Automotive Results

(In millions)	1Q26	1Q25	Change
Total Revenue	$1,360	1,331	2%
Operating Revenue (1)	$1,029	1,000	3%

Earnings Before Tax (EBT)	$72	87	(17)%
EBT as a % of total revenue	5.3%	6.5%	(120) bps
EBT as a % of operating revenue (1)	7.0%	8.7%	(170) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue increased 2% and operating revenue increased 3%
◦Total revenue reflected increased operating revenue
◦Increase in operating revenue driven by new business in omnichannel retail, partially offset by lost business and lower volumes in automotive
•SCS EBT of $72 million
◦Earnings impacted by lower automotive results and, to a lesser extent, productivity of new business ramping up
◦Year-over-year comparison reflects record quarter in prior year

Dedicated Transportation Solutions: Earnings Reflect Lower Fleet Count Partially Offset by Execution on Strategic Initiatives

(In millions)	1Q26	1Q25	Change
Total Revenue	$553	602	(8)%
Operating Revenue (1)	$438	460	(5)%

Earnings Before Tax (EBT)	$23	27	(15)%
EBT as a % of total revenue	4.2%	4.5%	(30) bps
EBT as a % of operating revenue (1)	5.2%	5.9%	(70) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue and operating revenue decreased 8% and 5%, respectively
◦Total revenue reflects lower subcontracted transportation costs and operating revenue
◦Operating revenue reflects lower fleet count due to prolonged freight market downturn
•DTS EBT of $23 million
◦Primarily reflects lower operating revenue, partially offset by benefits from strategic initiatives

Corporate Financial Information

Tax Rate

Our effective income tax rate from continuing operations was 21.0%, as compared to 26.8% in the prior year. Our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 20.9%, as compared to 25.6% in the prior year. The decrease in the tax rates was primarily due to excess tax benefits on stock-based compensation in the first quarter of 2026.

Capital Expenditures, Cash Flow, and Leverage
Capital expenditures decreased to $409 million in 2026 compared to $536 million in 2025, primarily reflecting the timing of ChoiceLease fleet replacement and reduced investments in the rental fleet.

Net cash provided by operating activities from continuing operations was $583 million, compared to $651 million in 2025, primarily reflecting higher working capital needs. Free cash flow (non-GAAP) of $273 million, compared to $259 million in 2025, primarily reflecting reduced cash capital expenditures partially offset by lower cash provided by operating activities.

Debt-to-equity as of March 31, 2026 was 269%, up from year-end 2025, and is in the company's long-term target of 250% to 300%.

Outlook

“We are on track for another year of earnings growth in 2026, driven by execution on $70 million in incremental benefits from strategic initiatives,” says Ryder Chief Financial Officer Cristina Gallo-Aquino. “We are raising our EPS forecast range to reflect stronger than expected first-quarter performance and our expectations for modest improvement in used vehicle market conditions.

“Free cash flow is expected to remain strong in 2026, and we expect our capital deployment capacity to continue to enable us to support profitable growth while returning capital to shareholders through share repurchases and dividends.”

Full Year 2026 Outlook
Total Revenue Growth	3%
Operating Revenue Growth (non-GAAP)	3%
FY26 GAAP EPS	$13.15 - $13.90
FY26 Comparable EPS (non-GAAP)	$14.05 - $14.80

ROE (non-GAAP)	17% - 18%
Net Cash from Operating Activities from Continuing Operations	$2.7B
Free Cash Flow (non-GAAP)	$700M - $800M
Capital Expenditures	$2.4B
Debt-to-Equity	230%

Second Quarter 2026
2Q26 GAAP EPS	$3.20 - $3.45
2Q26 Comparable EPS (non-GAAP)	$3.50 - $3.75

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding: our forecast and outlook; market conditions, including macroeconomic uncertainty and geopolitical events; rental demand and utilization; used vehicle sales volume and pricing; the freight cycle, including the impact of the prolonged downturn, cycle timing and the pace and strength of any recovery; expected financial performance, including total and operating revenue, EPS and comparable EPS, adjusted ROE, earnings before income tax, net cash provided by operating activities from continuing operations, free cash flow, capital expenditures, debt-to-equity, and the underlying drivers of change; expectations regarding continued execution of our business model; pricing actions and maintenance cost savings initiatives; long-term growth opportunities and secular growth trends; used vehicle inventory levels and fleet size; growth and continued strong earnings performance in our contractual businesses; the omnichannel retail network; our capital deployment capacity; our ability to increase returns and create long-term value; and our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include estimates regarding the impact of residual value assumptions on earnings and depreciation expense. These estimates are based, in part, on our current assessment of the residual values and useful lives of revenue-earning equipment informed by multi-year trends and our outlook for near- and long-term used vehicle market conditions. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to taxes or tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes and uncertainty regarding financial, economic and market conditions in the U.S. and worldwide; supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer (OEM) delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, such as taxes, tariffs, trade restrictions or trade agreements, including the impact to our customers and partners; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; the inability of our information technology systems to provide timely and accurate access to data or of our information security program to safeguard our or our stakeholders' data; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations to the most comparable GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for April 23, 2026 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    800-330-6710
USA Toll Number:    +1 213-279-1505
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions, except per share amounts)	2026	2025
Services revenue	$2,064	2,080
Lease & related maintenance and rental revenue	951	945
Fuel services revenue	111	106
Total revenue	3,126	3,131

Cost of services	1,764	1,772
Cost of lease & related maintenance and rental	664	648
Cost of fuel services	104	104
Selling, general and administrative expenses	380	368
Non-operating pension costs, net	9	9
Used vehicle sales, net	(12)	(9)
Interest expense	97	100
Miscellaneous loss, net	1	6
Restructuring and other items, net	1	(1)
	3,008	2,997

Earnings from continuing operations before income taxes	118	134
Provision for income taxes	25	36
Earnings from continuing operations	93	98
Loss from discontinued operations, net of tax	—	—
Net earnings	$93	98

Earnings per common share — Diluted
Continuing operations	$2.34	2.29
Discontinued operations	(0.01)	(0.01)
Net earnings	$2.33	2.27

Weighted average common shares outstanding — Diluted	39.6	42.9

Diluted EPS from continuing operations	$2.34	2.29
Non-operating pension costs, net	0.17	0.17
Other, net	0.03	—
Comparable EPS from continuing operations (1)	$2.54	2.46
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	March 31, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$182	198
Other current assets	2,304	2,275
Revenue earning equipment, net	8,708	8,898
Operating property and equipment, net	1,288	1,268
Other assets	3,746	3,748
	$16,228	16,387

Liabilities and shareholders' equity:
Current liabilities	$1,950	1,959
Total debt (including current portion)	7,692	7,645
Other non-current liabilities (including deferred income taxes)	3,728	3,731
Shareholders' equity	2,858	3,052
	$16,228	16,387

SELECTED KEY RATIOS AND METRICS

	March 31, 2026	December 31, 2025
Debt to equity	269%	250%

	Three months ended March 31,
(In millions)	2026	2025
Comparable EBITDA (1)	$659	671
Effective interest rate	5.1%	5.2%

	Three months ended March 31,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$583	651
Free cash flow (1)	273	259
Capital expenditures paid	427	514
Gross capital expenditures	409	536

	Twelve months ended March 31,
	2026	2025
Adjusted ROE (2)	17%	17%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions)	2026	2025	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$878	867	1%
Commercial rental	211	219	(4)%
SelectCare and other	176	174	1%
Fuel services revenue	196	187	4%
Fleet Management Solutions	1,461	1,447	1%
Supply Chain Solutions	1,360	1,331	2%
Dedicated Transportation Solutions	553	602	(8)%
Eliminations	(248)	(249)	(1)%
Total revenue	$3,126	3,131	—%

Operating Revenue: (1)
Fleet Management Solutions	$1,265	1,260	—%
Supply Chain Solutions	1,029	1,000	3%
Dedicated Transportation Solutions	438	460	(5)%
Eliminations	(159)	(163)	(3)%
Operating revenue	$2,573	2,557	1%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$99	94	6%
Supply Chain Solutions	72	87	(17)%
Dedicated Transportation Solutions	23	27	(15)%
Eliminations	(30)	(33)	(3)%
	164	175	(6)%
Unallocated Central Support Services	(22)	(20)	7%
Intangible amortization expense	(14)	(13)	4%
Non-operating pension costs, net	(9)	(9)	NM
Other items impacting comparability, net	(1)	1	NM
Earnings from continuing operations before income taxes	118	134	(12)%
Provision for income taxes	25	36	(31)%
Earnings from continuing operations	$93	98	(5)%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions)	2026	2025	Change
Fleet Management Solutions
FMS total revenue	$1,461	1,447	1%
Fuel services revenue	(196)	(187)	4%
FMS operating revenue (1)	$1,265	1,260	—%

Segment earnings before income taxes	$99	94	6%
FMS earnings before income taxes as % of FMS total revenue	6.8%	6.5%
FMS earnings before income taxes as % of FMS operating revenue (1)	7.9%	7.5%

	Three months ended March 31,
(In millions)	2026	2025	Change
Supply Chain Solutions
SCS total revenue	$1,360	1,331	2%
Subcontracted transportation	(291)	(292)	—%
Fuel	(40)	(39)	3%
SCS operating revenue (1)	$1,029	1,000	3%

Segment earnings before income taxes	$72	87	(17)%
SCS earnings before income taxes as % of SCS total revenue	5.3%	6.5%
SCS earnings before income taxes as % of SCS operating revenue (1)	7.0%	8.7%

	Three months ended March 31,
(In millions)	2026	2025	Change
Dedicated Transportation Solutions
DTS total revenue	$553	602	(8)%
Subcontracted transportation	(51)	(81)	(37)%
Fuel	(64)	(61)	5%
DTS operating revenue (1)	$438	460	(5)%

Segment earnings before income taxes	$23	27	(15)%
DTS earnings before income taxes as % of DTS total revenue	4.2%	4.5%
DTS earnings before income taxes as % of DTS operating revenue (1)	5.2%	5.9%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended March 31,		2026/2025
	2026	2025	Three Months
ChoiceLease
Average fleet count	141,600	144,800	(2)%
End of period fleet count	141,400	144,300	(2)%
Average active fleet count (1)	131,200	135,100	(3)%
End of period active fleet count (1)	131,000	135,000	(3)%

Commercial rental
Average fleet count	30,500	34,900	(13)%
End of period fleet count	29,700	34,400	(14)%
Rental utilization - power units (2)	68%	66%	200 bps
Rental rate change - % (3)	3%	2%

Customer vehicles under SelectCare contracts
Average fleet count	43,900	42,500	3%
End of period fleet count	44,300	42,900	3%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,000	13,100	(1)%
End of period power vehicles (4)	3,700	3,900	(5)%

Customer vehicles under DTS contracts
End of period fleet count (4)	17,400	18,800	(7)%
End of period power vehicles (4)	6,800	7,400	(8)%

Used vehicle sales (UVS)
End of period fleet count	9,500	9,500	—%
Used vehicles sold	4,600	5,100	(10)%
UVS pricing change (5)
Tractors	6%	(16)%
Trucks	(5)%	(17)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental, and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, carrier rate fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) other items impacting comparability (in each of (1) and (2), as defined in comparable earnings measures immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment, and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended March 31,
(In millions)	2026	2025
Total revenue	$3,126	3,131
Subcontracted transportation revenue	(338)	(368)
Fuel	(215)	(206)
Operating revenue (1)	$2,573	2,557

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Three months ended March 31,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$583	651
Proceeds from sales (primarily revenue earning equipment) (2)	117	122
Total cash generated (1)	700	773
Purchases of property and revenue earning equipment (2)	(427)	(514)
Free cash flow (1)	$273	259

COMPARABLE EARNINGS RECONCILIATION
	Three months ended March 31,
(In millions)	2026	2025
Earnings from continuing operations	$93	98
Non-operating pension costs, net	7	7
Other, net (3)	1	1
Comparable earnings from continuing operations (1) (4)	$101	106

Tax rate on continuing operations	21.0%	26.8%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (4)	(0.1)%	(1.2)%
Comparable tax rate on continuing operations (1) (4)	20.9%	25.6%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) Other, net includes the income tax effects of other items impacting comparability and non-recurring income tax adjustments.
(4) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended March 31,
(Dollars in millions)	2026	2025
Net earnings	$495	502
Other items impacting comparability, net	10	8
Tax impact (1)	(1)	(1)
Adjusted net earnings	$504	509

Average shareholders' equity	$3,017	3,064
Average adjustments to shareholders' equity (2)	3	5
Adjusted average shareholders' equity	$3,020	3,069

Adjusted return on equity (3)	17%	17%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings by Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended March 31,
(In millions)	2026	2025
Net earnings	$93	98
Provision for income taxes	25	36
EBT	118	134
Non-operating pension costs, net	9	9
Other, net	1	(1)
Comparable EBT (1)	128	142
Interest expense	97	100
Depreciation	432	425
Used vehicle sales, net	(12)	(9)
Intangible amortization	14	13
Comparable EBITDA (1)	$659	671
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations and Comparable EBITDA is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2026	2025	Change
Total revenue	$13,100	12,665	3%
Subcontracted transportation revenue	(1,500)	(1,473)	2%
Fuel	(900)	(786)	15%
Operating revenue (1)	$10,700	10,406	3%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Second Quarter 2026	Full Year 2026
EPS from continuing operations	$3.20 - $3.45	$13.15 - $13.90
Non-operating pension costs	0.30	0.85
Other, net	—	0.05
Comparable EPS from continuing operations forecast (1)	$3.50 - $3.75	$14.05 - $14.80

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2026 Forecast
Net cash provided by operating activities from continuing operations	$2,700
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,200

Purchases of property and revenue earning equipment (2)	(2,400)
Free cash flow (1)	$800
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

ryder-financial